Exhibit 16.1

March 30, 2011

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC  20549

RE:     INSTACARE CORP.

Ladies and Gentlemen:

We  have  read  the  statements  made  by instaCare Corp. in Item 4.01 of the accompanying  Form  8-K, which is being filed with  the  Securities  and  Exchange  Commission.  We agree with the statements contained therein concerning our firm.

Very truly yours,

/s/ Beckstead and Watts, LLP

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BECKSTEAD AND WATTS, LLP